UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2011

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) was held on May 6, 2011. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Proposal 1 – Election of Directors. The shareholders of the Company elected each of the director nominees named below to serve until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The following is a breakdown of the voting results:

			BROKER
DIRECTOR	FOR	WITHHOLD	NON-VOTES
John R. Harris	31,552,805	757,785	8,666,688
Edwin A. Huston	31,612,264	698,326	8,666,688

Proposal 3 – Advisory Vote on Executive Compensation. The shareholders of the Company approved an advisory vote on executive compensation. The following is a breakdown of the voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
30,787,063	671,756	851,771	8,666,688

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The shareholders of the Company voted in favor of a frequency of holding future advisory votes on executive compensation every year. The following is a breakdown of the voting results:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
20,039,370	66,427	11,355,027	849,766

In light of the voting results on Proposal 4, the Company’s policy will be to hold an advisory vote on executive compensation every year until the next required vote by stockholders on the frequency of stockholder votes on the compensation of executives. Accordingly, the next advisory vote on executive compensation will be held at the 2012 Annual Meeting of Shareholders

Proposal 5 – Appointment of BDO USA, LLP as Independent Auditor. The stockholders of the Company ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. The following is a breakdown of the voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
40,841,075	48,243	87,960	0

With respect to Proposal 2, concerning approval of an amendment to the Company’s 1998 Stock Option and Incentive Plan to raise the sublimit for restricted stock and restricted stock unit issuances thereunder by 2,500,000 shares, shareholders holding a majority of the shares represented at the meeting voted in favor of a motion to adjourn the meeting. Please see Item 8.01 below for additional information.

Item 8.01. Other Events.

The Company announced today that its 2011 Annual Meeting of Shareholders has been adjourned with respect to Proposal 2, a proposal to approve an amendment to the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) to raise the sublimit for restricted stock and restricted stock unit issuances thereunder by 2,500,000 shares. The Company adjourned the meeting with respect to Proposal 2 after it identified an incorrect number in its discussion of Proposal 2 in its proxy statement. Specifically, the discussion of the proposal stated that the aggregate number of shares that would be available for issuance under the sublimit if the amendment were approved would be 12,175,000 shares. The correct amount is 13,000,000. As a result, Institutional Shareholder Services (“ISS”) provided its recommendation assuming an increase of 1,675,000 shares under the sublimit instead of the 2,500,000 shares recommended by the Board of Directors. The Board determined to adjourn the meeting in order to correct the disclosure and to provide ISS the time necessary to review its recommendation utilizing the 2,500,000 share request. The purpose of the adjournment was not to solicit additional votes “for” the proposal. Since the correction should not change the conclusion of the ISS Share Value Transfer calculation, the Board expects to preserve the ISS recommendation.

The Company announced at its Annual Meeting of Shareholders that the adjournment with respect to Proposal 2 will be until 11:00 a.m., local time, on June 6, 2011 at the Company’s Headquarters located at 1001 Brickell Bay Drive, Suite 3000, Miami, Florida. The Company will provide revised proxy materials to shareholders prior to the date of the reconvened meeting, at which time it will hold the shareholder vote on Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: May 6, 2011	By:	/s/ Frank A. Zomerfeld
Frank A. Zomerfeld
General Counsel